UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 18, 2008
Date of Report (Date of earliest event reported)

Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14569 (Commission File Number)	76-0582150 (IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-646-4100
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     Purchase Agreement. On April 18, 2008, Plains All American Pipeline, L.P. (the “Partnership”), PAA Finance Corp. (“PAA Finance” and together with the Partnership, the “Issuers”), PAA GP LLC, Plains AAP, L.P., Plains All American GP LLC, and certain subsidiary guarantors, entered into a Purchase Agreement (the “Purchase Agreement”) with Banc of America Securities LLC, BNP Paribas Securities Corp., J.P. Morgan Securities Inc., DnB NOR Markets, Inc., Fortis Securities LLC, Mizuho Securities USA Inc., Scotia Capital (USA) Inc., ING Financial Markets LLC, SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, BMO Capital Markets Corp. and The Williams Capital Group, L.P., (collectively, the “Initial Purchasers”), to sell $600 million aggregate principal amount of 6.50% Senior Notes due 2018 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”).
     Thirteenth Supplemental Indenture. On April 23, 2008, in connection with the 2018 Notes, the Issuers and certain subsidiary guarantors entered into the Thirteenth Supplemental Indenture, dated as of April 23, 2008 (the “Supplemental Indenture”), to the Indenture, dated as of September 25, 2002 (the “Original Indenture,” together with the Supplemental Indenture, the “Indenture”), with U.S. Bank National Association, as successor Trustee. The material terms of the 2018 Notes issued under the Supplemental Indenture are described below in Item 2.03.
     Registration Rights Agreement. On April 23, 2008, the Issuers and certain subsidiary guarantors entered into an Exchange and Registration Rights Agreement with the Initial Purchasers providing the holders of the 2018 Notes certain rights relating to registration of the 2018 Notes under the Securities Act. The material terms of the exchange offers are described below in Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 is incorporated herein by reference.
     On April 23, 2008 the Issuers offered and sold to the Initial Purchasers $600 million aggregate principal amount of 2018 Notes.
     The Notes will be general senior unsecured obligations of the Issuers and will rank equally with the existing and future senior indebtedness of the Issuers. Initially, all payments with respect to the Notes (including principal and interest) will be fully and unconditionally guaranteed, jointly and severally, by substantially all of the Partnership’s existing subsidiaries. In the future, the subsidiaries that guarantee other indebtedness of the Issuers or another subsidiary of the Partnership must also guarantee the Notes. The guarantees are also subject to release in certain circumstances. The guarantees are general unsecured obligations of the subsidiary guarantors and rank equally with the existing and future senior indebtedness of the subsidiary guarantors.
     Interest on the Notes will accrue from April 23, 2008 and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2008. Interest will be payable to the holders of record at the close of business on the April 15 and October 15 preceding such interest payment dates. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.
     The Issuers may redeem the Notes, in whole or in part, at any time and from time to time at a price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis at the adjusted treasury rate plus 40 basis points, with accrued interest to the date of redemption.
     The Indenture contains covenants that limit the Partnership and its subsidiaries from creating liens on its or their principal properties to secure debt and from engaging in certain sale-leaseback transactions. The Indenture also limits the Issuers’ ability to engage in certain mergers, consolidations and sales of properties or assets.
     Upon a continuing event of default, the trustee or the holders of 25% principal amount of the then-outstanding Notes may declare all the Notes immediately due and payable, except that a default resulting from the Issuers’ entry into a bankruptcy, insolvency or reorganization will automatically cause all outstanding Notes to become due and payable. Each of the following shall constitute an event of default under the Indenture with respect to each series of Notes:
•	default in payment when due of the principal of or any premium on any Note of that series at maturity, upon redemption or otherwise;

•	default for 60 days in the payment when due of interest on any Note of that series;

•	failure by the Issuers or, so long as the Notes are guaranteed by a subsidiary guarantor, by such subsidiary guarantor, for 90 days after receipt of notice from the trustee or the holders to comply with any other term, covenant or warranty in the Indenture or the Notes of that series (provided that notice need not be given, and an Event of Default will occur, 90 days after any breach of the covenants described in the Indenture);

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any debt for money borrowed of the Issuers or any of the subsidiaries of the Partnership (or the payment of which is guaranteed by the Partnership or any of its subsidiaries), whether such debt or guarantee now exists or is created after the Issue Date, if (a) that default (x) is caused by a failure to pay principal of or premium, if any, or interest on such debt prior to the expiration of any grace period provided in such debt (a “Payment Default”), or (y) results in the acceleration of the maturity of such debt to a date prior to its originally stated maturity, and, (b) in each case described in clause (x) or (y) above, the principal amount of any such debt, together with the principal amount of any other such debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more; provided that if any such default is cured or waived or any such acceleration rescinded, or such debt is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

•	specified events in bankruptcy, insolvency or reorganization of the Issuers or, so long as the Notes of that series are guaranteed by a subsidiary guarantor, by such subsidiary guarantor;

•	so long as the Notes of that series are guaranteed by a subsidiary guarantor:
•	the guarantee by such subsidiary guarantor ceases to be in full force and effect, except as otherwise provided in the Indenture;

•	the guarantee by such subsidiary guarantor is declared null and void in a judicial proceeding; or

•	such subsidiary guarantor denies or disaffirms its obligations under the Indenture or its guarantee.
     The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     The terms of the Exchange and Registration Rights Agreement described in Item 1.01 above require the Issuers to register under the Securities Act exchange notes (and related guarantees) having substantially identical terms as the Notes (and related guarantees), and to complete offers to exchange such exchange notes for the Notes of the same series. If an exchange offer cannot be effected, the Issuers have agreed to file and keep effective a shelf registration statement for resale of the Notes. Failure of the Issuers to comply with the registration and exchange requirements set forth in the Exchange and Registration Rights Agreement will require the Issuers to pay additional interest semi-annually, over and above the state interest rate, on the Notes in an amount not to exceed a rate of 0.50% per year.

Item 7.01.	Regulation FD Disclosure
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
     On April 23, 2008, the Partnership issued a press release announcing that it has completed the Offering. The Partnership is furnishing a copy of such press release as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit 4.1	Thirteenth Supplemental Indenture, dated as of April 23, 2008, to Indenture, dated as of September 25, 2002, among Plains All American Pipeline, L.P., PAA Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee.

Exhibit 4.2	Exchange and Registration Rights Agreement dated as of April 23, 2008, among Plains All American Pipeline, L.P., PAA Finance Corp., the Guarantors named therein and the Initial Purchasers named therein relating to the 2018 Notes.

Exhibit 10.1	Purchase Agreement dated as of April 18, 2008, among Plains All American Pipeline, L.P., PAA Finance Corp., PAA GP LLC, Plains AAP, L.P., Plains All American GP LLC, the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2018 Notes.

Exhibit 99.1	Press Release of Plains All American Pipeline, L.P. dated April 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2008	PLAINS ALL AMERICAN PIPELINE, L.P.
	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

EXHIBIT INDEX
(d) Exhibits.

Exhibit 4.1	Thirteenth Supplemental Indenture, dated as of April 23, 2008, to Indenture, dated as of September 25, 2002, among Plains All American Pipeline, L.P., PAA Finance Corp., the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee.

Exhibit 4.2	Exchange and Registration Rights Agreement dated as of April 23, 2008, among Plains All American Pipeline, L.P., PAA Finance Corp., the Guarantors named therein and the Initial Purchasers named therein relating to the 2018 Notes.

Exhibit 10.1	Purchase Agreement dated as of April 18, 2008, among Plains All American Pipeline, L.P., PAA Finance Corp., PAA GP LLC, Plains AAP, L.P., Plains All American GP LLC, the Subsidiary Guarantors named therein and the Initial Purchasers named therein relating to the 2018 Notes.

Exhibit 99.1	Press Release of Plains All American Pipeline, L.P. dated April 23, 2008.